                                                                   EXHIBIT 4.1
                                                                   -----------

CERTIFICATE FOR                                                 CERTIFICATE FOR
 NOT MORE THAN                                                   NOT MORE THAN
    100,000                                                         100,000
    SHARES                                                          SHARES


NB                                                                      SHARES

    COMMON                                                   COMMON
    STOCK                                                    STOCK


                       BANKERS TRUST NEW YORK CORPORATION
              INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK


This Certifies that                                  CUSIP   066365 10 7
                                           SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of

                          SHARES OF THE COMMON STOCK

of Bankers Trust New York Corporation, transferable in person or by attorney upon the books of the Corporation upon surrender of this certificate properly assigned. This certificate is not valid unless countersigned by a Transfer Agent and registered by a Registrar. Witness the seal of the Corporation and the signatures of its duly authorized officers.


Dated

/s/                                             /s/
                SECRETARY                                  CHAIRMAN


COUNTERSIGNED AND REGISTERED:

                       HARRIS TRUST COMPANY OF NEW YORK

                                                                  TRANSFER AGENT
                                                                  AND REGISTRAR,
BY
                                                           AUTHORIZED SIGNATURE.



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                      BANKERS TRUST NEW YORK CORPORATION


        The Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class of shares authorized to be issued, and the designation, relative rights, preferences and limitations of each series of preferred shares, so far as the same have been fixed, and the authority of the Board of Directors to designate and fix the relative rights, preferences and limitations of other series.

        THE FOLLOWING ABBREVIATIONS, WHEN USED IN THE INSCRIPTION ON THE FACE OF THIS CERTIFICATE, SHALL BE CONSTRUED AS THOUGH THEY WERE WRITTEN OUT IN FULL ACCORDING TO APPLICABLE LAWS OR REGULATIONS:

  TEN COM               --AS TENANTS IN COMMON
  TEN ENT               --AS TENANTS BY THE ENTIRETIES
  JT TEN                --AS JOINT TENANTS WITH RIGHT OF
                          SURVIVORSHIP AND NOT AS TENANTS
                          IN COMMON

UNIF GIFT MIN ACT--       ..........Custodian..........
                            (Cust)            (Minor)
                          under Uniform Gifts to Minors
                          Act..........................
                                      (State)
        ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.

For value received, ____________________ hereby sell, assign and transfer under

PLEASE INSERT SOCIAL SECURITY OR OTHER
 IDENTIFICATION NUMBER OF ASSIGNEE

[_______________________]_______________________________________________________

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

__________________________________________________________________________Shares
of the Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint_________________________________________________________

_______________________________________________________________________________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated, ______________________                   _______________________________
                                                     SIGNATURE GUARANTEED:


This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Bankers Trust New York Corporation and First Chicago Trust Company of New York as successor to Morgan Shareholder Services Trust Company, dated as of February 22, 1988 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Bankers Trust New York Corporation. Under certain circumstances, as set forth in the Rights
Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Bankers Trust New York Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) shall become null and void.